UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2020

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HRZN	The Nasdaq Stock Market LLC
6.25% Notes due 2022	HTFA	The New York Stock Exchange

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

On June 26, 2020, Horizon Technology Finance Corporation (the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, issued a press release today announcing an amendment and extension its $100 million senior secured credit facility with a large U.S. based insurance company. A copy of the press release is furnished herewith as Exhibit 99.1.

The amendments became effective upon DBRS, Inc.’s assigning a rating to those certain notes (the “Notes”) previously issued pursuant to that certain indenture by and between Horizon Funding I, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (the “Issuer”), and U.S. Bank National Association, dated as of June 1, 2018 (the “Indenture”). Pursuant to that certain Sale and Servicing Agreement by and among the Issuer, the Company as servicer, Horizon Secured Loan Fund I LLC, as originator and as seller (“HSLFI”), and U.S. Bank National Association, dated June 1, 2018 (the “Sale and Servicing Agreement”), as amended by that certain Amendment No. 1 to the Sale and Servicing Agreement, dated June 19, 2019 (the “Amendment No. 1”), the Issuer can obtain Advances (as defined therein) according to the required terms.

On June 5, 2020, the Issuer executed a supplemental indenture (the “Supplemental Indenture”) to extend the Legal Final Payment Date to June 2027. Concurrently, the Issuer entered into the Amended and Restated Note Funding Agreement with the Initial Purchasers, as defined therein, (the “Note Funding Agreement”). In addition, the Company entered into that certain Amendment No. 2 to the Sale and Servicing Agreement by and among the Issuer, the Company, HSLFI, and U.S. Bank National Association (the “Amendment No. 2”). The Amendment No. 2, among other things, (1) amended the interest rate to adjust based on the rating assigned by DBRS, Inc. at the time of an Advance, (2) amended the excess concentration amounts, (3) extended the term of the Investment Period Termination Date from June 1, 2020, or June 1, 2021 upon the mutual agreement of the Fund and the Noteholders (as defined therein) to June 5, 2022, or June 5, 2023 upon the mutual agreement of the Fund and the Noteholders, (4) extended the Ramp-Up Period to end on the earlier of (i) nine months from the amendment date and (ii) the date upon which $50,000,000 loans are subject to the facility, (4) extended the Portfolio Profile Milestone Test Date from June 2019 and June 2020 to June 2021 and June 2022, and (5) extended the Legal Final Payment Date from June 2025, or if the Investment Period Termination Date was extended June 2026, to June 2027, or if the Investment Period Termination Date is extended June 2028. Any obligation to make additional Advances was conditioned on the occurrence of certain actions (the “Commencement Event”). The Commencement Event has now occurred.

The description of the documentation related to the Amendment No. 2, the Supplemental Indenture and the Amended and Restated Note Funding Agreement contained in this Current Report on Form 8-K is only a summary of the material terms of the Amendment No. 2, the Supplemental Indenture and the Amended and Restated Note Funding Agreement and are qualified in their entirety by the terms of the Amendment No. 2, the Supplemental Indenture and the Amended and Restated Note Funding Agreement filed as exhibits hereto, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Sale and Servicing Agreement, dated as of June 1, 2018, by and among Horizon Funding I, LLC, the issuer, Horizon Secured Lending Fund I LLC, as originator and seller, Horizon Technology Finance Corporation, the servicer, and U.S. Bank National Association.
10.2	Amendment No. 1 to Sale and Servicing Agreement, dated as of June 19, 2019, by and among Horizon Funding I, LLC, the issuer, Horizon Secured Lending Fund I LLC, as originator and seller, Horizon Technology Finance Corporation, the servicer, and U.S. Bank National Association.
10.3	Amendment No. 2 to Sale and Servicing Agreement, dated as of June 5, 2020, by and among Horizon Funding I, LLC, the issuer, Horizon Secured Lending Fund I LLC, as originator and seller, Horizon Technology Finance Corporation, the servicer, and U.S. Bank National Association.
10.4	Amended and Restated Note Funding Agreement, dated as of June 5, 2020, between Horizon Funding I, LLC, the issuer, and the Initial Purchasers (as defined therein).
10.5	Indenture, dated as of June 1, 2018, by and between Horizon Funding I, LLC, the issuer, and U.S. Bank National Association.
10.6	Supplemental Indenture, dated as of June 5, 2020, by and between Horizon Funding I, LLC, the issuer, and U.S. Bank National Association.
99.1	Press release date June 26, 2020 (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2020	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

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